SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 8, 2009

Constitution Mining Corp.
(Exact name of registrant as specified in its charter)

Nevada	000-49725	88-0455809
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Pasaje Mártir Olaya 129, Oficina 1203, Centro Empresarial José Pardo Torre A, Miraflores, Lima, Perú
(Address of principal executive offices including zip code)

Registrant’s telephone number, including area code:  +51-1-446-6807
_________________________________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On September 8, 2009, Constitution Mining Corp. (the “Company”) reported drill results from its first hole drilled on properties referred to as the Peruvian Gold Sands project located in Perú.  The Company currently has a twenty-five percent ownership interest in the mineral rights described in Annex 1 of the Mineral Right Option Agreement (the “Mineral Rights”) underlying the property in Perú on which the Peruvian Gold Sands project is located, with an option to potentially acquire one hundred percent of the Mineral Rights.  The first hole drilled intersected a layer of mineralization with 424 mg/m3 of gold, a grade that is significantly higher than drill results of 295mg/m3 of gold reported between 1990 and 1992 in the same area by a private Peruvian company, Monica de Iquitos.

While the drill results the Company received from the initial drill hole were favorable, the Company cautions that such results do not in any way indicate the presence of a commercially viable mineral deposit.  There is no assurance that a commercially viable mineral deposit exists on the properties underlying our mineral property interests in Perú and a great deal of further exploration is required before a final evaluation as to the economic and legal feasibility of future exploration is determined.  The Company has developed an extensive plan of exploration with the principal objective of determining whether minerals that exists on the property are of sufficient quantity to support commercial production.  The Company has commenced its planned exploration program, but must secure additional financing in the near future in order to be able to sustain any drilling activity or it will be forced to cease its exploration and development program.

For additional information, please see the press release incorporated herein as Exhibit 99.1.

Item 9.01     Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description	Incorporated by Reference to:	Filed Herewith
10.1	Mineral Right Option Agreement	Exhibit 10.1 of Form 8-K filed on September 29, 2008
99.1	Press Release		X

SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Constitution Mining Corp.

/s/  Kenneth Phillippe
Kenneth Phillippe
Chief Financial Officer

Date:    September 8,  2009